QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.519

As Amended and Approved September 9, 2004

CHIRON CORPORATION
CORPORATE GOVERNANCE GUIDELINES

INTRODUCTION

        The Board of Directors of Chiron Corporation ("Chiron") is elected by the stockholders of Chiron to serve their interests through oversight of management and Chiron's business. The primary responsibility of the directors is to exercise their business judgment in the best interests of Chiron and its stockholders. The Board, acting on the recommendation of its Nominating and Corporate Governance Committee, has developed and adopted these corporate governance principles (the "Guidelines") to promote the functioning of the Board and its committees, to promote the interests of stockholders and to set forth a common set of expectations as to how the Board, its various committees and individual directors should perform their functions. Chiron is party to a Governance Agreement, dated as of November 20, 1994, with Novartis AG ("Novartis"), as amended (as it may be further amended from time to time, the "Governance Agreement") and these guidelines have been developed in light of, among other things, that agreement.

BOARD COMPOSITION

  •
  The composition of the Board should balance the following goals:

  •
  The size of the Board should facilitate substantive discussions of the whole Board in which each director can participate meaningfully;

  •
  The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to Chiron's business;

  •
  The composition of the Board shall reflect the requirements of the Governance Agreement;

  •
  A substantial majority of the Board shall consist of directors who are neither officers or employees of Chiron or its subsidiaries nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise "independent" under the rules of the Nasdaq Stock Market, Inc.

SELECTION OF CHAIRPERSON OF THE BOARD AND
CHIEF EXECUTIVE OFFICER

        The Board is free to select its Chairperson and Chiron's Chief Executive Officer (the "CEO") in the manner it considers in the best interests of Chiron at any given point in time. These positions may be filled by one individual or by two different individuals.

SELECTION OF DIRECTORS

        Nominations.    Subject to the Governance Agreement and the right of Novartis to designate a specific number of the members of the Board pursuant thereto, the Nominating and Corporate Governance Committee is responsible for determining the slate of director nominees for election to Chiron's Board of Directors and the individuals to fill vacancies occurring between annual meetings of stockholders.

        Criteria.    The Nominating and Corporate Governance Committee shall determine new nominees for the position of independent director who satisfy the requirements of the Nasdaq Stock Market, Inc., the Governance Agreement and the following criteria:

  •
  Personal qualities and characteristics, accomplishments and reputation in the business community;

  •
  Current knowledge and contacts in the communities in which Chiron does business and in Chiron's industry or other industries relevant to Chiron's business;

  •
  Ability and willingness to commit adequate time to Board and committee matters;

  •
  The fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Chiron; and

  •
  Diversity of viewpoints, background, experience and other factors.

        Invitation.    The invitation to join the Board should be extended by the Board itself via the Chairperson of the Board and CEO of Chiron, together with an independent director, when deemed appropriate.

        Orientation and Continuing Education.    Management, working with the Board, will provide an orientation process for new directors, including background material on Chiron, its business plan and its risk profile, and meetings with senior management. Periodically, management should prepare additional educational sessions for directors on matters relevant to Chiron, its business plan and risk profile.

ELECTION TERM

        The Board does not believe it should establish term limits.

RETIREMENT OF DIRECTORS

        The Board does not believe it should establish a mandatory retirement age. In determining the slate of director nominees to stand for election or in filling any vacancy, the Nominating and Corporate Governance Committee will consider the age of each nominee among all other relevant factors.

PRESIDING DIRECTOR

        The Board, acting upon management's recommendation, believes that in situations where a single individual serves as the CEO and Chairperson of the Board, it would be most appropriate to appoint a presiding director ("Presiding Director"). In such circumstances, the Presiding Director position reinforces the appropriate balance of power between the CEO/Chairperson of the Board and the independent directors. The role of the Presiding Director supports the ability of the independent directors to perform their oversight responsibilities and furthers the perception that that the Board acts independently of management. The scope of authority and responsibilities of the Presiding Director should be determined by what is needed to achieve the twin goals of: (a) furthering strong, independent Board leadership generally, and (b) enabling the independent directors to perform their specific role as independent directors at a high level.

        The Presiding Director should be responsible for the following tasks and should be empowered as necessary to perform them:

  •
  Facilitate and coordinate, as deemed appropriate by the Presiding Director, those Board of Director processes for effective oversight of the Company's performance that require, or are best effected through, oversight by independent directors, including evaluation of governance by and performance of the Chairman and Chief Executive Officer, to the extent not otherwise within the charter of the Compensation Committee, the Nominating and Corporate Governance Committee or another committee comprised of independent directors.

  •
  Facilitate provision of appropriate resources and support for all work and analysis which independent directors are required to perform (or which are best done by them);

  •
  Establish and regularly evaluate processes to support the work of the independent directors;

  •
  Determine the agenda for meetings of the independent directors, chair all such meetings and cause adequate materials and other support to be provided in connection with such meetings;

  •
  Consult regularly with the Chair of the Board concerning agenda for Board meetings and concerning materials that will be provided in advance of such meetings;

  •
  Chair meetings of the Board when the Chairperson of the Board is not available or when the Chairperson of Board is unable to perform such functions (due to conflict or otherwise); and

  •
  In conjunction with the Nominating and Corporate Governance Committee, oversee the periodic review by the independent directors of the effectiveness of the Board, and its Committees who are composed of independent directors.

BOARD MEETINGS

        The Board currently plans four meetings each year, with further meetings to occur (or action to be taken by unanimous consent) at the discretion of the Board. The meetings will usually consist of committee meetings and the Board meeting, extended over two or three days.

        The agenda for each Board meeting will be determined by the Board Chair in consultation with the Chief Executive Officer. The agenda will be prepared by the Corporate Secretary. Management will seek to provide to all directors an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business and that in certain cases it may not be possible.

EXECUTIVE SESSIONS

        All non-management directors will have four regularly scheduled meetings each year, at which only non-management directors are present. In addition, to ensure free and open discussion and communication among the independent directors of the Board, the independent directors will have two regularly scheduled executive sessions each year, and more frequently as necessary or desirable, in conjunction with regularly scheduled meetings of the Board.

THE COMMITTEES OF THE BOARD

        Chiron shall have at least the committees required by the rules of the Nasdaq Stock Market, Inc. and the Governance Agreement. Except to the extent that the Board has delegated or delegates in the future its authority to a committee, all power and authority of the Board is reserved by the Board to itself. Currently, Chiron's committees consist of the Audit Committee, the Compensation Committee, a nominating committee, which at Chiron is called the Nominating and Corporate Governance Committee, the Stock Option Plan Administration Committee, the Finance Committee and, as may be required from time to time under the terms of the Governance Agreement, a Strategic Planning Committee.

        The Chair of each Committee shall set the agenda for meetings of his or her Committee. All directors, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair will give a periodic report of his or her committee's activities to the Board.

        Each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee shall be composed of directors who are not officers or employees of Chiron or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise "independent" and qualified to serve as a member of such committee under applicable law and under the rules of the Nasdaq Stock Market, Inc. The required qualifications for the members of each committee shall be set out in the respective committees' charters. A director may serve on more than one committee for which he or she qualifies.

MANAGEMENT DEVELOPMENT AND CEO SUCCESSION

        At least annually, the Board shall review and concur in a succession plan, developed by management, addressing the policies and principles for selecting a successor to the CEO, both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO. The Board shall receive and review at least annually reports from the CEO regarding senior management development.

TRANSACTIONS WITH NOVARTIS

        The Governance Agreement governs certain aspects of the relationship between Chiron and Novartis. Among other things, under the Governance Agreement, Chiron will not enter into specified agreements or transactions with Novartis without first obtaining the approval of the Independent Directors (as defined in the Governance Agreement) or requisite stockholder approval. Such governance principles of the Governance Agreement will be considered to be incorporated in, and a part of, these guidelines.

BOARD COMPENSATION

        The Compensation Committee shall review periodically and not less frequently than every three years, and report to the Board with its recommendations regarding, the components and amount of Board compensation, including its evaluation of compensation of boards of similarly situated companies. In order to align the interests of directors and stockholders, the Board believes that directors should receive a significant part of their on-going compensation in the form of equity in Chiron. Such equity compensation should consist of restricted share rights which entitle directors to receive shares of Chiron common stock only upon cessation of service on the Board. The Board believes that such restricted share rights, by requiring directors to maintain an ownership interest in Chiron throughout the directors' tenure, will firmly align directors' interests with the long-term interests of Chiron's stockholders. The Board also intends to continue to use stock option grants in order to attract leading candidates to serve on the Board, but a significant portion of the stock issued to directors upon exercise of options should be subject to certain restrictions on transfer to further align the directors' interests with the long-term interests of stockholders.

EXPECTATIONS OF DIRECTORS

        The business and affairs of Chiron shall be managed by or under the direction of the Board in accordance with Delaware law. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in the best interests of Chiron and its stockholders. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board's business.

        Commitment and Attendance.    All directors should make all reasonable efforts to attend meetings of the Board and meetings of committees of which they are members. Members may attend by telephone or video conference (when available) to mitigate conflicts.

        Participation in Meetings.    Each director should be sufficiently familiar with the business of Chiron, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a director may have about any aspect of Chiron's business. Directors should review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

        Loyalty and Ethics.    In their roles as directors, all directors owe a duty of loyalty to Chiron. This duty of loyalty mandates that the interests of Chiron take precedence over any interests possessed by a director.

        Chiron has adopted a Board of Directors Procedure Re: Conflicts of Interest (the "Procedure"), and a Code of Conduct (the "Code"), which includes a compliance program for enforcement. Both the Procedure and the Code deal with activities of directors, particularly with respect to potential conflicts of interest and the taking of corporate opportunities for personal use. The Procedure provides, among other things, that conflicts of interest or potential conflicts of interest concerning a director or the CEO are to be reported to the Nominating and Corporate Governance Committee. Directors should be familiar with the Procedure's and the Code's provisions in these areas and should consult with Chiron's counsel in the event of any issues.

        Other Directorships.    Chiron values the experience directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director's time and availability and may present conflicts or legal issues. Directors should advise the chairperson of the Nominating and Corporate Governance Committee and the CEO before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

        Contact with Management.    All directors are invited to contact the CEO at any time to discuss any aspect of Chiron's business. Directors also have complete access to other members of management. The Board expects that there will be frequent opportunities for directors to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings.

        Further, the Board encourages management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

        Contact with Other Constituencies.    It is important that Chiron speak to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson.

        Confidentiality.    The proceedings and deliberations of the Board and its committees are confidential. Each director shall maintain the confidentiality of information received in connection with his or her service as a director.

EVALUATING BOARD PERFORMANCE

        The Board, acting through the Nominating and Corporate Governance Committee, should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Nominating and Corporate Governance Committee should periodically consider the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

        Each committee of the Board should conduct a self-evaluation at least annually and report the results to the Board. Each committee's evaluation must compare the performance of the committee with the requirements of its written charter, if any.

RELIANCE ON MANAGEMENT AND OUTSIDE ADVICE

        In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors.

QuickLinks

  Exhibit 10.519
CHIRON CORPORATION CORPORATE GOVERNANCE GUIDELINES
INTRODUCTION
BOARD COMPOSITION
SELECTION OF CHAIRPERSON OF THE BOARD AND CHIEF EXECUTIVE OFFICER
SELECTION OF DIRECTORS
ELECTION TERM
RETIREMENT OF DIRECTORS
PRESIDING DIRECTOR
BOARD MEETINGS
EXECUTIVE SESSIONS
THE COMMITTEES OF THE BOARD
MANAGEMENT DEVELOPMENT AND CEO SUCCESSION
TRANSACTIONS WITH NOVARTIS
BOARD COMPENSATION
EXPECTATIONS OF DIRECTORS
EVALUATING BOARD PERFORMANCE
RELIANCE ON MANAGEMENT AND OUTSIDE ADVICE